                                                                   EXHIBIT NO. 2

       __________________________________________________________________
       __________________________________________________________________



                            STOCK EXCHANGE AGREEMENT

                                  BY AND AMONG

                         EQUIFAX PAYMENT SERVICES, INC.
                                  EQUIFAX INC.

                                      AND

                          GOLDLEAF TECHNOLOGIES, INC.
                               DAVID L. PETERSON,
                       B.G. WETHERINGTON FARMS, L.P. and
                             BOBBY G. WETHERINGTON,


                               December 18, 1997,


       __________________________________________________________________
       __________________________________________________________________

                                                                           Page
1.   DEFINITIONS...........................................................   1
     -----------

2.   COVENANTS AND UNDERTAKINGS............................................   5
     --------------------------
     2.1  Transfer of Company Stock.........................................  5
     2.2  Consideration for Transfer........................................  5
     2.3  Conduct of the Business of the Company Prior to the Closing Date..  5
     2.4  Consents and Approvals............................................  7
     2.5  Examination of Records............................................  7
     2.6  Standstill........................................................  7
     2.7  Post-Closing Purchase Price Adjustment............................  8
     2.8  Release by Stockholders and Former Stockholders...................  9
     2.9  Stockholder Certifications........................................  9

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS..... 10
     ------------------------------------------------------------------
      3.1  Organization and Standing........................................ 10
      3.2  Authority and Status............................................. 10
      3.3  Capitalization................................................... 10
      3.4  Equity Investments............................................... 11
      3.5  Liabilities and Obligations of the Company....................... 11
      3.6  Taxes............................................................ 11
      3.7  Ownership of Assets and Leases, Etc.............................. 12
      3.8  Agreement Related to Other Instruments........................... 14
      3.9  Absence of Changes............................................... 14
      3.10 Litigation and Claims............................................ 16
      3.11 Licenses and Permits; Compliance With Law........................ 16
      3.12 Contracts, Etc................................................... 17
      3.13 Computer Programs and Software................................... 19
      3.14 Intellectual Property Matters.................................... 21
      3.15 Labor Matters.................................................... 22
      3.16 ERISA and Related Matters........................................ 22
      3.17 Certain Payments................................................. 24
      3.18 Customers........................................................ 25
      3.19 Insurance........................................................ 25
      3.20 Approvals........................................................ 25
      3.21 Transactions with Affiliates..................................... 26
      3.22 Exhibits......................................................... 26

4.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..................... 26
     --------------------------------------------------
     4.1  Authority......................................................... 26
     4.2  Ownership of Shares............................................... 27
     4.3  Agreement Related to Other Instruments............................ 27

     4.4  Litigation and Claims............................................  27
     4.5  Company Representations..........................................  27

5.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.......................  27
     -----------------------------------------------
      5.1  Organization and Standing.......................................  27
      5.2  Corporate Power and Authority...................................  27
      5.3  Agreement Does Not Violate Other Instruments....................  28
      5.4  Shares Acquired for Investment..................................  28
      5.5  Stock Will be Validly Issued....................................  28
      5.6  Statements True and Correct.....................................  28


6.  ADDITIONAL AGREEMENTS OF THE PARTIES...................................  29
    ------------------------------------
      6.1  Resignation of Directors and Officers...........................  29
      6.2  Release by the Stockholders and Former Stockholders.............  29
      6.3  Covenant Not to Compete.........................................  29
      6.4  Employment Agreement............................................  29
      6.5  Stockholders Agreements.........................................  29
      6.6  Cooperation.....................................................  29
      6.7  Escrow Agreement................................................  29
      6.8  Certain Tax Matters.............................................  29
      6.9  Registration Rights Agreement...................................  30
      6.10 Investment Letter...............................................  30
      6.11 Covenant With Respect to COBRA Obligations......................  30

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER..................  31
     ----------------------------------------------------
     7.1  Representations True at Closing..................................  31
     7.2  Covenants of the Stockholders and the Company....................  31
     7.3  No Injunction Etc................................................  31
     7.4  Opinion of Counsel...............................................  31
     7.5  Consents and Waivers.............................................  31
     7.6  Regulatory Approvals.............................................  32
     7.7  Absence of Adverse Changes.......................................  32
     7.8  Employment Agreement.............................................  32

8.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE STOCKHOLDERS...........  32
     -----------------------------------------------------------
     8.1  Representations True at Closing..................................  32
     8.2  Covenants of the Purchaser.......................................  32
     8.3  Approvals........................................................  32

9.   CLOSING...............................................................  33
     -------
     9.1  Time and Place of Closing........................................  33
     9.2  Transactions at Closing..........................................  33

10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION........  34
     --------------------------------------------------------------
     10.1  Survival of Representations and Warranties of the Stockholders
           and the Company; Indemnification................................. 34
     10.2  Survival of Representations and Warranties of the Purchaser;
           Indemnification.................................................. 36
     10.3  Indemnification Procedure........................................ 36
     10.4  Limits on Indemnification Obligation............................. 37

11.  TERMINATION............................................................ 38
     -----------
     11.1  Method of Termination............................................ 38

12.  GENERAL PROVISIONS..................................................... 39
     ------------------
     12.1  Notices.......................................................... 39
     12.2  Brokers.......................................................... 40
     12.3  Further Assurances............................................... 40
     12.4  Waiver........................................................... 40
     12.5  Expenses......................................................... 40
     12.6  Binding Effect................................................... 41
     12.7  Headings......................................................... 41
     12.8  Entire Agreement................................................. 41
     12.9  Governing Law.................................................... 41
     12.10 Counterparts..................................................... 41
     12.11 Number and Gender................................................ 41
     12.12 Exhibits Incorporated............................................ 41
     12.13 Confidentiality; Public Announcements............................ 41

LIST OF EXHIBITS............................................................ 45

                           STOCK EXCHANGE AGREEMENT


  THIS STOCK EXCHANGE AGREEMENT made this 18th day of December, 1997, by and among Equifax Payment Services, Inc., a Delaware corporation ("Purchaser"), EQUIFAX INC., a Georgia corporation ("Equifax"), GOLDLEAF TECHNOLOGIES, INC., a Georgia corporation (the "Company"), DAVID L. PETERSON ("Peterson"), B.G. WETHERINGTON FARMS, L.P., a Georgia limited partnership ("Wetherington Farms"), and BOBBY G. WETHERINGTON ("B. Wetherington") (Peterson and Wetherington Farms are collectively referred to herein as the "Stockholders").

                                 W I T N E S E T H:
                                 - - - - - - - - -

  WHEREAS, the Stockholders own all of the issued and outstanding shares of capital stock of the Company; and

  WHEREAS, B. Wetherington, as general partner of Wetherington Farms and a former stockholder and current executive officer and board member of the Company, and otherwise, will directly and indirectly benefit from the sale of the shares of capital stock of the Company by Wetherington Farms; and

  WHEREAS, the parties hereto desire to enter into this Stock Exchange Agreement pursuant to which all of the capital stock of the Company will be exchanged for a certain number of shares of the common stock of Equifax Inc., the parent of the Purchaser (such transaction hereinafter referred to as the "Exchange"), upon the terms and subject to the conditions hereinafter set forth; and

  WHEREAS, the parties hereto wish to effectuate the Exchange as a nontaxable reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

  NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, the sufficiency of which is hereby acknowledged by all parties (including, without limitation, B. Wetherington), the parties hereto agree as follows:


1.  DEFINITIONS.
    -----------

     As used herein, the following terms shall have the following meanings unless the context otherwise requires:

     "Action" shall have the meaning set forth in Section 10.3.1 hereto.

     "Agreement" shall mean this Stock Exchange Agreement.

     "Average Price" shall mean the average closing price of Equifax Common Stock as listed on the NYSE for the ten trading days preceding the Closing Date.

     "B. Wetherington" shall mean Bobby G. Wetherington.

     "Basket" shall have the meaning set forth in Section 10.4.2.

     "Benefit Plans" shall have the meaning set forth in Section 3.16.1 hereto.

     "Canned Software" shall mean the commercial computer software shown in
Exhibit 1(a), which is resold by the Company to the Company's customers without
------------
modification or integration into the Proprietary Software (except for installation on a customer's hardware) and which is licensed by the owner or licensor directly to the end user.

     "Closing" shall mean the consummation of the transactions provided for in this Agreement.

     "Closing Date" shall mean the date on which the Closing occurs pursuant to
Section 9.1 hereof.

     "Closing Date Balance Sheet" shall have the meaning set forth in Section
2.7.1 hereof.

     "Company Common Stock" shall have the meaning set forth in Section 3.3 hereof.

     "Company" shall mean Goldleaf Technologies, Inc., a Georgia corporation, and any subsidiaries thereof.

     "Complaining Person" shall have the meaning set forth in Section 3.13.6 hereto.

     "Consideration Amount" shall mean Eight Million Six Hundred Thousand Dollars ($8,600,000).

     "Customer Agreements" shall mean all verbal and written contracts and agreements with present customers of the Company.

     "Developers" shall have the meaning set forth in Section 3.13.2 hereto.

     "Developer Agreements" shall have the meaning set forth in Section 3.13.2 hereto.

     "Equifax" shall mean Equifax Inc., a Georgia corporation and the parent of the Purchaser.

     "Equifax Common Stock" shall mean unregistered shares of the common stock of Equifax.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall mean The Bank of New York.

     "Escrow Agreement" shall have the meaning set forth in Section 6.7 hereto.

     "Escrowed Amount" shall have the meaning set forth in Section 2.2.2 hereto.

     "Exchange" shall have the meaning set forth in the recitals hereto.

     "Financial Statements" shall have the meaning set forth in Section 3.5 hereto.

     "Former Stockholders" shall have the meaning set forth in Section 2.8 hereto.

     "Indemnified Party" shall have the meaning set forth in Section 10.3.1 hereto.

     "Indemnifying Party" shall have the meaning set forth in Section 10.3.1 hereto.

     "Indemnifying Stockholders" shall mean, severally but not jointly, (i) Peterson, on the one hand, and (ii) B. Wetherington and Wetherington Farms (jointly and severally), on the other hand (notwithstanding the fact that B. Wetherington does not directly own any shares of the capital stock of the Company).

     "Intellectual Property" of a Person shall mean all copyrights, patents, trademarks, tradenames, service marks, moral rights and rights therein owned by or licensed to such Person (as well as any applications, registration or certificates for any of the foregoing) and all software (other than the

Software), technology, know how, trade secrets, methodology, formulations, inventions, discoveries, proprietary processes, schematic drawings, and all intellectual property rights incorporated in the foregoing; provided, however, that "Intellectual Property" shall not include the Software.

     "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Licensed Software" shall mean the commercial computer software applications shown in Exhibit 1(b) as licensed to the Company (but not directly
                      ------------
to the end user) for use in the development of the Proprietary Software or integration into the Proprietary Software.

     "Licensors" shall have the meaning set forth in Section 3.13.2 hereto.

     "Net Assets" shall mean total assets minus total liabilities.

     "NYSE" shall mean the New York Stock Exchange.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "Person" shall mean an individual or a corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other entity.

     "Proprietary Software" shall mean the software shown in Exhibit 1(c), which
                                                             ------------
includes all computer software applications, programs and/or solutions that have been developed by or for the Company and the Licensed Software, and interfaces developed by the Company to the Licensed Software, together with all user documentation in the Company's possession or which has been conveyed to the customers of Goldleaf and all files created by the use of the Proprietary Software.

     "Purchaser" shall mean Equifax Payment Services, Inc., a Delaware corporation.

     "Settlement Date" shall have the meaning set forth in Section 2.7.1 hereof.

     "Software" shall mean the Proprietary Software and the Canned Software.

     "Stock Price" shall mean $31.91.

     "Stockholders" shall mean, collectively, Peterson and Wetherington Farms, L.P.

     "Wetherington Farms" shall mean B.G. Wetherington Farms, L.P., a Georgia limited partnership.

2.  COVENANTS AND UNDERTAKINGS.
    --------------------------

    2.1  Transfer of Company Stock. Subject to the terms and conditions
         -------------------------
hereinafter set forth, the Stockholders shall, at the Closing, sell, assign, transfer, convey and deliver to the Purchaser, free and clear of all liens, claims, charges, security interests and other encumbrances of any nature whatsoever, all of the issued and outstanding shares of capital stock of the Company (collectively, the "Purchased Stock").

  2.2  Consideration for Transfer.
       --------------------------

  2.2.1 Subject to Sections 2.2.2 and 2.7 hereof, in exchange for the Purchased Stock, Equifax will issue and cause to be delivered to the Stockholders Two Hundred Sixty Nine Thousand Five Hundred Eight (269,508) shares of Equifax Common Stock; provided, however, that if the Average Price is less
                         --------  -------
than $28.72 or more than $35.10, the number of shares of Equifax Common Stock to be delivered to the Stockholders shall be determined by dividing the Consideration Amount by the Average Price. No fractional shares of Equifax Common Stock shall be issued. The Equifax Common Stock shares to be issued hereunder shall be divided among the Stockholders according to each Stockholder's relative equity interest in the Company. Exhibit 2.2.1, attached
                                                        -------------
hereto and incorporated herein, lists the number of Equifax Common Stock shares to be issued to each Stockholder.

  2.2.2 The Stockholders shall, concurrently with their receipt thereof, deliver an amount of the Equifax Common Stock shares received pursuant to this Agreement having an aggregate value of Four Hundred Eighty Thousand Dollars ($480,000) (the "Escrowed Amount") to the Escrow Agent to be held, applied and disbursed in accordance with Section 6.7 hereof and the Escrow Agreement. The number of shares of Equifax Common Stock to be delivered to the Escrow Agent pursuant to this Section 2.2.2 shall be determined by dividing the Escrowed Amount by the Stock Price.

  2.3  Conduct of the Business of the Company Prior to the Closing Date.
       ----------------------------------------------------------------
Except with the consent in writing of Purchaser, and except as may be required to effect the transactions contemplated by this Agreement, and except as set forth on Exhibit 2.3, the Company shall, and each of the Stockholders shall
         -----------
cause the Company to, between the date of this Agreement and the Closing, conduct and operate its business in the regular and ordinary course consistent with past business practices. Without limiting the generality of the foregoing, such parties shall, except as otherwise provided in this Agreement:

  2.3.1 use their commercially reasonable best efforts to preserve intact the organization and goodwill of the Company and preserve the goodwill of customers, vendors and others having business relations with the Company, which efforts shall include, but not be limited to, the continuation of the Company's usual and customary levels and standards of service and its usual and customary billing and collection procedures and the payment of accounts payable;

  2.3.2 maintain the properties of the Company in the same working order and condition as such properties are in on the date of this Agreement, reasonable wear and tear excepted and not make any capital expenditures in the aggregate in excess of $25,000;

  2.3.3 not sell, lease, mortgage, pledge or otherwise dispose of any of the Company's assets or properties except for transactions in the ordinary and regular course of business;

  2.3.4 not make or permit any change in the Articles of Incorporation or Bylaws of the Company, or in its authorized, issued or outstanding securities;

  2.3.5 not sell or issue any shares of the Company's capital stock or any class or grant any stock options, warrants, conversion or other rights to acquire or purchase any security of the Company, sell or issue any security convertible into such securities, or grant or enter into, any agreements, commitments, arrangements or understandings of any kind, contingent or otherwise, to sell or issue any such securities, or purchase, redeem, retire or otherwise acquire any such securities, grant any bonuses (other than bonuses heretofore agreed to by the parties and disclosed in this Agreement and the Exhibits hereto), or agree to do any of the foregoing and the Company shall not declare, set aside or pay any dividend in respect of its securities;

  2.3.6    not make any changes in the Company's accounting methods;

  2.3.7 not take any action or permit any action to be taken that would materially and adversely affect any of the assets or the business of the Company as a going concern, or that would impair the ability of the Stockholders or the Company to consummate the transactions contemplated by this Agreement;

  2.3.8 not increase or otherwise change the rate or nature of the compensation (including but not limited to wages, salaries, benefits, bonuses and employer contributions to 401(k) plans) which is paid or payable to any employee, officer, director or consultants or independent contractors of the Company except in the ordinary course of business in accordance with past practices or pursuant to existing compensation and benefit plans, practices and arrangements which have been disclosed in writing to Purchaser, and not enter into, renew or allow the renewal of, any material employment or consulting agreement or other contract or arrangement with respect to the performance of personal services;

  2.3.9 promptly deliver to Purchaser all regularly prepared unaudited financial statements of the Company, in the format historically utilized internally, as soon as available;

  2.3.10 not permit the Company to enter into any material contract, commitment, arrangement or transaction of the type described in Section 3.12 hereof nor to modify, amend or waive any material provision of any contract, instrument or agreement described on Exhibit 3.12 hereto except in the ordinary
                                     ------------
course consistent with past practice; and

  2.3.11 promptly advise Purchaser, in writing, of any matters arising or discovered after the date of this Agreement which, if existing or known at the date hereof, would be required to be set forth or described in this Agreement or the Exhibits hereto.

  2.4  Consents and Approvals. The Company and each Stockholder agrees to
       ----------------------
apply for and obtain the waiver, consent and approval of all persons or entities whose waiver, consent or approval is required in order to consummate the transactions contemplated by this Agreement, or is required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to which any Stockholder or the Company is a party or subject on the Closing Date (including, without limitation, the consent of any customer, licensor or supplier of the Company, if required), and which would prohibit, or require the waiver, consent or approval of any Person to such transaction or under which, without such waiver, consent or approval, such transaction would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder, or give rise to a right of any party thereto to terminate its obligations thereunder; provided, that neither the Company nor any
                            --------
Stockholder shall make any agreements or understandings affecting the Company as a condition for obtaining any such waivers, consents or approvals, except with the prior written consent of Purchaser. All obtained written waivers, consents and approvals shall be produced at Closing in form and content reasonably satisfactory to Purchaser.

  2.5  Examination of Records. During the period prior to the Closing, the
       ----------------------
Company and each Stockholder shall allow Purchaser, its counsel and other representatives full access during normal business hours to all the books, records, files, documents, assets, properties, contracts and agreements of the Company and shall furnish Purchaser, its officers and representatives with all information concerning the affairs of the Company which may be reasonably requested. Purchaser agrees that it will use its best efforts to prevent their review of the foregoing materials from causing any disruption of the business of the Company.

  2.6  Standstill. During the period commencing on the date of this Agreement
       ----------
and terminating at the Closing or the termination of this Agreement pursuant to
Section 11.1 hereof, neither the Company nor any Stockholder nor any of their affiliates shall, directly or indirectly, solicit, encourage or initiate any discussions with, or negotiate or otherwise deal with, or provide information to, any person or entity other than Purchaser concerning, or enter into any agreement in respect of, (a) any merger, sale of substantially all of the assets or business or any similar transaction involving or respecting the Company, or
(b) any sale of any of the outstanding capital stock of the Company; provided,
                                                                     --------
however, that upon prior notice to the Purchaser, the Stockholders may make
-------
transfers for estate planning purposes and provided further that the recipient of such shares shall execute this agreement as a stockholder.

  2.7  Post-Closing Purchase Price Adjustment.
       --------------------------------------

  2.7.1 Following the Closing, Purchaser shall prepare a balance sheet of the Company, dated as of the Closing Date (the "Closing Date Balance Sheet"), with supporting schedules thereto, in accordance with generally accepted accounting principles and in the format of and consistent with the unaudited balance sheet dated August 31, 1997 described in Section 3.5.1; provided, however, that the Closing Date Balance Sheet shall include all adjusting journal entries necessary to make it consistent with the Audited Financial Statements. Purchaser shall cause the Closing Date Balance Sheet to be delivered to the Stockholders on or prior to the date ninety (90) days subsequent to the Closing Date (the "Settlement Date").

  2.7.2 On the tenth day following the Settlement Date, the Stockholders shall pay to the Purchaser, as an adjustment to the purchase price payable pursuant to
Section 2.2.1 hereof, unless the Stockholders wish to dispute any matter arising out of the Closing Date Balance Sheet in the manner set forth below, Equifax Common Stock worth, in the aggregate, the amount by which Net Assets on the Closing Date Balance Sheet is less than $201,000. The parties acknowledge and agree that the obligation of Stockholders under this Section 2.7.2 shall not be limited by the Escrowed Amount and Purchaser shall have no obligation to apply any of the Escrowed Amount to satisfy such obligation of Stockholders.

  2.7.3 In the event that the Stockholders wish to dispute any matter arising out of the Closing Date Balance Sheet, the Stockholders shall within ten (10) days of receipt of the Closing Date Balance Sheet give written notice to Purchaser (in accordance with Section 12.1 hereof) of such dispute and the reason(s) therefor. The Stockholders and Purchaser shall attempt to resolve such dispute within thirty (30) business days after receipt by Purchaser of such notice, and in the event Purchaser and the Stockholders fail to resolve such dispute within said period, the parties agree that the independent certified public accounting firm of Arthur Andersen LLP (or any other independent certified public accounting firm that shall be mutually agreed upon by such parties) shall be employed to resolve such dispute as soon as reasonably practicable, that any determination of such accounting firm as to the Closing Date Balance Sheet shall be binding upon the parties hereto. In the event Arthur Andersen LLP or any other accounting firm is employed, the costs of any such independent accounting firm shall be divided equally among the parties hereto. In the event an accounting firm is employed to resolve the dispute, all amounts due hereunder shall be paid, in the manner set forth above, on or prior to the fifth business day following the final determination of such accounting firm.

  2.8  Release by Stockholders and Former Stockholders.    Each Stockholder and
       -----------------------------------------------
former stockholder of the Company ("Former Stockholder") shall deliver at the Closing to Purchaser an executed release, in the form and substance of Exhibit
                                                                        -------
2.8(a), in which each Stockholder and Former Stockholder, except to the extent
------
provided in Exhibit 2.8(b), completely and irrevocably releases the Company from
            --------------
any and all duties and obligations owed by the Company to such Stockholder as of the Closing Date, and for any claims or possible claims, whether known or unknown, foreseen or unforeseen, and the consequences thereof, that such Stockholder has, or may have, or may claim to have, against the Company or any of the Assets. The Former Stockholders are listed on Exhibit 2.8(c) hereto.
                                                      --------------

  2.9  Stockholder Certifications. Each Stockholder, by executing this
       --------------------------
Agreement, hereby certifies, represents and warrants and covenants to Purchaser, with respect to the transactions contemplated by this Agreement, that:

         (a) such Stockholder is not relying upon any representation or warranty by Equifax, Purchaser, its affiliates, representatives and agents, or anyone else, in connection with his decision to acquire Equifax Common Stock hereunder, excepting only such representations and warranties specifically set forth in this Agreement;

         (b) such Stockholder has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the transactions contemplated by this Agreement, including, without limitation, an investment in the Equifax Common Stock deliverable to him;

         (c) such Stockholder has received, reviewed and had adequate opportunity to inquire respecting the Equifax annual report, proxy statement and other reports delivered hereunder to him; and

         (d) such Stockholder is an "accredited investor," as such term is defined in the 1933 Act.

  2.10  Registration Rights Agreement.  At the Closing, Equifax and the
        -----------------------------
Stockholders shall enter into a Registration Rights Agreement in the form of
Exhibit 2.10 hereto.
------------

  2.11  Investment Letter.  At the Closing, each Stockholder shall execute and
        -----------------
deliver to Equifax an Investment Letter in the form of Exhibit 2.11 hereto.
                                                       ------------

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.
     ------------------------------------------------------------------

  The Company and the Stockholders, jointly and severally, represent and warrant to the Purchaser as follows:

  3.1  Organization and Standing.
       -------------------------

  3.1.1 The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases.

  3.1.2 The Company is duly qualified and/or licensed to transact business as a foreign corporation in the jurisdictions listed on Exhibit 3.1 hereto and is in
                                                   -----------
good standing in each such jurisdiction. The character of the property owned or leased by the Company and the nature of the business conducted by the Company do not require it to be qualified or licensed in any other jurisdiction, except for jurisdictions in which the failure to be so qualified or licensed will not have, individually or in the aggregate, a materially adverse effect on the business, assets, operations or financial condition of the Company.

  3.2  Authority and Status. The execution, delivery and performance by the
       --------------------
Company of this Agreement and each and every agreement, document and instrument provided herein have been duly authorized and approved by all necessary corporate action on the part of the Company. This Agreement and each agreement, document and instrument provided for herein constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of the Company and the Stockholders enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, applicable equitable principles, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Attached hereto as Exhibits 3.2(a) and 3.2(b), respectively,
                                      ---------------     ------
are true, correct and complete copies of the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company. The minute books of the Company, true, correct and complete copies of which have previously been delivered to Purchaser, contain accurate and complete minutes of all meetings of, and accurate and complete consents to all actions taken without meetings by, the Board of Directors (and any committee thereof) and the stockholders of the Company since the formation of the Company.

  3.3  Capitalization. The entire authorized capital stock of the Company
       --------------
consists of 100,000 shares of common stock, no par value ("Company Common
Stock"), of which 1,000 shares are issued and outstanding.   All such shares of
Company

Common Stock are owned of record by the Stockholders in the manner set forth on Exhibit 3.3(a) hereto.  All of such outstanding shares of the Company
         --------------
have been duly authorized and validly issued, and are fully paid and non-assessable. All of such issued and outstanding shares of Company Common Stock were offered and sold in compliance with all applicable state and Federal securities laws, rules and regulations. There are no outstanding options, warrants, calls, commitments or plans by the Company to issue any additional shares of its capital stock, or to pay dividends on such shares, or to purchase, redeem or retire any outstanding shares of its capital stock, nor are there outstanding any securities or obligations that are convertible into or exchangeable for any shares of capital stock of the Company. There are no stock appreciation rights, phantom stock or similar rights in existence with respect to the Company. There has been no change in the equity interest of the capital stock of the Company in contemplation of this Exchange.

  3.4   Equity Investments. The Company does not own, of record or beneficially,
        ------------------
either directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any Person.

  3.5    Liabilities and Obligations of the Company.
         ------------------------------------------

  3.5.1  Attached hereto as Exhibit 3.5.1 are true, correct and complete copies
                            -------------
of the Company's audited balance sheet and the related statements of earnings and retained earnings and cash flows for the Company's fiscal years ended December 31, 1994, 1995 and 1996 (collectively, the "Audited Financial Statements"), and its unaudited balance sheet as of August 31, 1997 and the related statements of earnings and retained earnings for the eight month period then ended (collectively, the "Interim Financial Statements", and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are complete, fairly present the financial condition and results of operations of the Company as of the dates and for the periods thereof, and, except as set forth in Exhibit 3.5.1, have been prepared in accordance with
                       -------------
generally accepted accounting principles consistently applied.

  3.5.2 The Company has no liability or obligation (whether accrued, absolute, contingent or otherwise), except for (i) the liabilities and obligations of the Company that are disclosed in the Interim Financial Statements on Exhibit 3.5.1
                                                                  -------------
hereto, to the extent and in the amounts so disclosed, (ii) liabilities and obligations incurred or accrued in the ordinary course of business since June 30, 1997 and which do not, either individually or in the aggregate, have a materially adverse effect on the business, assets, operations, prospects or financial condition of the Company, and (iii) liabilities listed on Exhibit
                                                                    -------
3.5.2.
-----

  3.6  Taxes. Except as described on Exhibit 3.6, the Company has, as of the
       -----                            -----------
date hereof, and will have prior to the Closing Date, timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed by it prior to such date, and has timely and accurately paid or made adequate provision for, or prior to the Closing Date will timely pay or make adequate provision for, all taxes that are due and payable for all periods through and including the Closing Date, including, without limitation, all income, property, sales, intangible, use, franchise, added value, social security, withholding or other payroll related taxes and all interest and penalties thereon, whether disputed or not. All deposits required to be made by the Company with respect to employees' withholding taxes have been duly made. There are, and on the Closing Date will be, no unpaid taxes, additions to tax, penalties, or interest payable by the Company or by any other Person that are or could become a lien on any asset, or otherwise adversely affect the business, properties or financial condition, of the Company. The balance sheet contained in the Financial Statements fully and properly reflects, as of the date thereof, the liabilities of the Company for all accrued taxes, additions to tax, penalties and interest. Except as described on Exhibit 3.6,
                                                                 -----------
the Company is not, nor will it become, subject to any additional taxes, interest, penalties or other similar charges as a result of its filing or failure to file timely or accurately, as required by applicable law, any such tax return or to pay timely any amount required to be paid with respect thereto, including, without limitation, any such taxes, interest, penalties or charges resulting from the obtaining of an extension of time to file any return or to pay any tax. No assessments or notices of deficiency or other communications have been received by the Company with respect to any such return which has not been paid, discharged, or fully reserved in the Interim Financial Statements, and no amendments or applications for refund have been filed or are planned with respect to any such return. The federal income tax liability of the Company for all of its taxable years ending prior to and including the taxable year ended December 31, 1993 have been closed as to deficiencies and refund of taxes by applicable statutes of limitations. There are no agreements between the Company and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return, and it has not filed any consent under Section 341(f) of the Internal Revenue Code.

  3.7  Ownership of Assets and Leases, Etc.
       ------------------------------------

  3.7.1    Asset and Lease List.  Exhibit 3.7 attached hereto contains a true,
           --------------------   -----------
correct and complete list and brief description of all material items of personal property owned or leased by the Company and of all real property used or leased by the Company. The Company does not own and has never owned any real property. Exhibit 3.7 identifies with particularity the real properties and
           -----------
material personal properties leased by the Company and (a) all leases or agreements under which the Company is lessor of such property and (b) all leases or agreements under which the Company is lessee of or holds or operates any such property, real or personal. Such assets, leases and agreements are sufficient to enable the Company to conduct its business in the ordinary course. Exhibit
                                                                       -------
3.7 also contains a list of all bank accounts, safe deposit boxes (and the
---
contents thereof) and powers of attorney of the Company and of all Persons authorized to act with respect thereto. The Company has good and marketable title to all of its properties and assets, including those listed and described in Exhibit 3.7, in each case, free and clear of all liens, claims, charges,
   -----------
options, forfeitures, rights of seizure, rights of tenants or other encumbrances, except as specifically disclosed or reserved against in the Financial Statements or on Exhibit 3.7 (to the extent and in the amounts so
                           -----------
disclosed or reserved against) and except and for liens arising from current taxes not yet past due. Except pursuant to this Agreement, neither the Company nor any Stockholder is a party to any contract or obligation whereby there has been granted to any Person an absolute or contingent right to purchase, obtain or acquire any rights in any of the assets, properties or operations of the Company.

  3.7.2  Enforceability of Leases.  Each of the leases and agreements described
         ------------------------
in Exhibit 3.7 is in full force and effect and constitutes a legal, valid and
   -----------
binding obligation of the respective parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, applicable equitable principles or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. There is not under any of such leases or agreements existing any default of the Company or, to the knowledge of the Company and the Stockholders, of any of the other parties thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). No consent of any other party to any of such leases or agreements to the consummation of the transactions contemplated by this Agreement is required for any of such leases or agreements to remain in full force and effect following the Closing.

  3.7.3  Operating Condition.  All machinery and equipment owned or leased by
         -------------------
the Company and used in the conduct of the Company's business are in good operating condition and state of repair, subject only to ordinary wear and tear which is not such as to affect adversely the operation of the business as presently conducted.

  3.7.4  No Notice of Violation.  Neither the Company nor any Stockholder has
         ----------------------
received any notice of violation, and the Company and the Stockholders do not otherwise have knowledge of violation, of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to any of the Company's operations and properties, whether owned or leased, and there is no such violation or grounds therefor which could adversely affect the business, goodwill or financial condition of the Company or the operation of the business as presently conducted.

  3.7.5  Accounts Receivable.
         -------------------

          (i) All of the accounts receivable of the Company shown on the Financial Statements or thereafter acquired (including, but not limited to, the accounts receivable on the books of the Company as of the Closing Date) reflect actual transactions and the granting of credit to customers in a manner consistent with the past practices of the Company, arose in the ordinary course of business, and are not subject to offset or deduction. All of the accounts receivable of the Company have been collected, or will be collected (without recourse to any judicial proceedings), within ninety (90) days of the date incurred at the aggregate gross recorded amounts thereof. There are no facts or circumstances known to the Company or the Stockholders which would prevent the work-in-process of the Company from maturing in due course into collectible accounts receivable.

          (ii) The Company has complete and correct copies of all instruments, documents and agreements evidencing all of its accounts receivable and of all instruments, documents or agreements creating security therefor. Exhibit
                                                                  -------
3.7.5(ii) contains a complete and accurate list of all such instruments,
---------
documents and agreements creating security for such accounts receivable.

  3.8  Agreement Related to Other Instruments. Except as set forth on Exhibit
       --------------------------------------                         -------
3.8, the execution and delivery of this Agreement by the Company and the
---
Stockholders do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of the Company or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement or instrument, or any order, judgment, decree or other arrangement to which the Company is a party or by which it is bound or its assets are affected.

  3.9  Absence of Changes. Since December 31, 1996, the Company has not,
       ------------------
except as specifically disclosed on Exhibit 3.9 attached hereto:
                                    -----------

  3.9.1 transferred, assigned or conveyed any of its assets or business or entered into any transaction or incurred any liability or obligation, other than in the ordinary course of its business and consistent with past practice;

  3.9.2 suffered any adverse change in its business, operations, or financial condition or become aware of any event which may result in any such adverse change, the effect of which has had or could have an adverse effect on the assets, business or financial condition of the Company;

  3.9.3 written off as uncollectible any notes or accounts receivable or any portion thereof, other than in the ordinary course of business;

  3.9.4 suffered any destruction, damage or loss to property (casualty or other), whether or not covered by insurance;

  3.9.5 suffered, permitted or incurred the imposition of any lien, charge, encumbrance (which as used herein includes, without limitation, any mortgage, deed of trust, conveyance to secure debt or security interest) or claim upon any of its assets, except for any current year lien with respect to personal taxes not yet past due;

  3.9.6 committed, suffered, permitted or incurred any default in any material liability or obligation;

  3.9.7 made or agreed to any material adverse change in the terms of any contract or instrument to which it is a party;

  3.9.8 waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any material claim or right it has against others;

  3.9.9 (a) disposed of or permitted to lapse, or otherwise failed to preserve then existing exclusive rights, if any, of the Company to use any
(i) patent,
trademark, trademark registration, logo, assumed name, trade name, copyright or copyright registration, or (ii) any patent, trademark, trade name or copyright application, (b) disposed of or permitted to lapse any license, permit or other form of authorization, or any trade name, or (c) disposed of or disclosed to any Person any trade secret, formula or process;

  3.9.10  made any change in any method of accounting or accounting practice;

  3.9.11 declared, promised or made any distribution or other payment to any Stockholder (other than compensation payable in the ordinary course to employees of the Company consistent with past practice), or issued any additional shares or rights, options or calls with respect to its shares, or redeemed, purchased or otherwise acquired any of its shares, or made any change whatsoever in its capital structure;

  3.9.12 increased or changed, or agreed to increase or change, its obligation for any payment for, any contribution or other amount to, or with respect to, any employee benefit plan, or paid any bonus to, or granted any increase in the compensation of, its directors, officers, agents or employees, or made any increase in the pension, retirement or other benefits of its directors, officers, agents or other employees;

  3.9.13 paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (whether real, personal, mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, any Stockholder, any of the officers or directors of the Company, or any affiliate or associate of any of them, or any business or entity in which any Stockholder or the Company or any affiliate or associate of either of them has any direct or indirect interest, except for compensation to the officers and employees of the Company or any Stockholder at rates not exceeding the rates of compensation in effect as of August 31, 1997;

  3.9.14 committed, suffered, permitted or incurred any transaction or event which would increase its tax liability for any prior taxable year;

  3.9.15 entered into any lease of real property or material lease of personal property;

  3.9.16 incurred any other liability or obligation or entered into any transaction other than in the ordinary course of business;

  3.9.17 terminated or amended or suffered the termination or amendment of, or failed to perform in all material respects all of its obligations or suffered or permitted any default to exist under any contract, lease, agreement or license;

  3.9.18 received any notices that any supplier or customer has taken or contemplates any steps which could materially and adversely disrupt the business relationship of the Company with said supplier or customer; or

  3.9.19 agreed, whether in writing or otherwise, to take any action described in this Section 3.9.

  3.10  Litigation and Claims. Except as otherwise set forth in Exhibit 3.10
        ---------------------                                      ------------
hereto, there is no suit, action, proceeding, claim or investigation pending or threatened against or affecting the Company. There exists no basis or grounds for any such suit, action, proceeding, claim or investigation. None of the items described in Exhibit 3.10, singly or in the aggregate, if pursued and/or
                   ------------
resulting in a judgment or decision against the Company, would have a material adverse effect on the assets, business, goodwill or financial condition of the Company or the ability of any party to consummate the transactions contemplated hereby.

  3.11  Licenses and Permits; Compliance With Law.
        -----------------------------------------

  3.11.1 The Company holds all licenses, certificates, permits, franchises and rights from all appropriate foreign, domestic, federal, state, county, municipal or other public authorities necessary for the conduct of its business. Except as set forth in Exhibit 3.11, the Company is presently conducting its business
                ------------
so as to comply in all respects with all applicable foreign, domestic, federal, state, and local statutes, ordinances, rules, regulations and orders of any governmental authority and has not undertaken, directly or indirectly, any action that would violate any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any regulations established or promulgated thereunder. Except as noted in Exhibit 3.11, the Company is not presently charged with or
                   ------------
under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, or presently the subject of any pending or threatened adverse proceeding by any regulatory authority having jurisdiction over its business, properties or operations and the Stockholders have no knowledge of any grounds or basis for any of the foregoing. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby will result in the termination of any license, certificate, permit, franchise or right held by the Company and all such licenses, certificates, permits, franchises and rights will remain vested in and inure to the benefit of the Company after the consummation of the transactions contemplated by this Agreement.

  3.11.2 Without limiting the generality of the foregoing Section 3.11.1, the Company has obtained all licenses, certificates, permits, franchises and rights which are required under federal, foreign, state or local laws relating to public health and safety, worker health and safety and pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic substances. The Company is in compliance in all respects with all terms and conditions of the required licenses, certificates, permits, franchises and rights and is also in compliance in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any federal, foreign, state or local law or any rule, regulation, code, plan, order, decree or judgment relating to public health and safety, worker health and safety and pollution or protection of the environment. Neither the Company nor any Stockholder has received notice or is otherwise aware that certain facts, events or conditions, interfere with or prevent the Company's continued compliance with, or give rise to any common law or legal liability under any law or regulation related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or hazardous or toxic substance.

  3.12  Contracts, Etc.    Exhibit 3.12 hereto consists of (a) a true, correct
        ---------------    ------------
and complete list of all contracts, agreements and other instruments (including insurance policies) to which the Company is a party; provided, that no contract,
                                                     --------
agreement or instrument involving payments or potential payments by the Company of less than $5,000 per year need be disclosed ("Immaterial Contracts"), and;
(b) a true, correct and complete set of the standard forms used for Customer Agreements together with a description of any material deviations from such standard forms, and a description of all special pricing arrangements and rebate programs between the Company and its customers. The Company has made available a true and complete copy of each such contract, agreement or instrument, or a summary of oral agreements to which the Company is a party, including the Customer Agreements. Except as specifically set forth and in detail described in Exhibits 3.12, 3.13, 3.16 and 3.19 and except for Immaterial Contracts, the
   -------------  ----  ----     ----
Company is not a party or subject to, whether oral or written, any of the following:

    3.12.1 any contracts, commitments or agreements, the consummation or performance of which would, either singly or in the aggregate, have an adverse impact upon their business, operations or financial condition;

    3.12.2 any contract or commitment which requires services to be provided or performed by the Company or which authorizes others to perform services for, through or on behalf of the Company;

    3.12.3 any contract or commitment involving an obligation which cannot be performed or terminated within thirty (30) days from the dates as of which these representations are made;

    3.12.4 any lease, rental agreement or other contract or commitment affecting the ownership or leasing of, title to or use of any interest in real or personal property;

        3.12.5  any note receivable;

        3.12.6 any contract or commitment which is outside of the normal, ordinary and usual requirements of its businesses;

        3.12.7  any franchise agreement;

        3.12.8 any employment contract or arrangement which is not terminable by them within fourteen (14) days without payment of any amount for any reason whatsoever, or for any continuing payment of any type or nature, including, without limitation, any bonuses;

        3.12.9 any plan or other arrangement providing for life insurance, disability insurance, medical insurance, dental insurance, pensions, stock rights, distributions, options, deferred compensation, retirement payments, profit sharing, medical reimbursements or other benefits for officers or other employees;

        3.12.10 any contract, agreement, understanding or arrangement restricting the Company from carrying on its businesses anywhere in the world;

        3.12.11 any instrument or arrangement evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase money obligation, guaranty, subordination, conditional sale, lease-purchase, or otherwise;

        3.12.12 any contract with any labor organization;

        3.12.13 any policy of life, fire, liability, medical or other form of insurance;

        3.12.14 any order or written approval of any federal, state or local regulatory agency required to conduct their businesses; or

        3.12.15 any contract or agreement, not of the type covered by any of the other items of this Section 3.12, which is not in the ordinary course of business or which has a material adverse impact on the business or assets of the Company.

        All of the contracts, agreements, policies of insurance or instruments described in Exhibits 3.12, 3.13, 3,16 and 3.19 hereto are valid and binding
             -------------  ----  ----     ----
upon the Company and the other parties thereto, and are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, applicable equitable principles or similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and the Company has not, and to the best of the Company's and the Stockholders' knowledge, no other party to any such contract, agreement or instrument has, breached any provision of, or is in default in any respect (including any event or condition which, with notice or lapse of time, or both, would constitute a default) under, the terms thereof; and there are no existing facts or circumstances known to the Company or any Stockholder which would prevent the work in process of the Company or its contracts and agreements from maturing in due course into collectible accounts receivable. No consent of any other party to any of such contracts, agreements or instruments to the consummation of the transactions contemplated hereby is required for any of such contracts, agreements or instruments to remain in full force and effect following the Closing.

  3.13  Computer Programs and Software.
        ------------------------------

        3.13.1 The Proprietary Software performs in accordance with the user documentation included in or provided with the Proprietary Software and is free of known defects in programming and operation, which, individually or in the aggregate, would have a material adverse effect on the utility or functionality of the Proprietary Software to perform in accordance with the specifications set forth in such user documentation. As of the Closing, the Company will have made available to Purchaser complete and correct copies of all user and technical documentation related to the Proprietary Software, a list of which is attached to Exhibit 3.13 hereto.
   ------------

        3.13.2 No employee of the Company is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Proprietary Software or any noncompetition arrangement, or any other contract or any restrictive covenant relating to the Proprietary Software or its development or exploitation. Except for the Licensed Software, the Proprietary Software (and all prior versions, modifications, and releases thereof) was developed solely and exclusively by the employees, consultants and independent contractors of the Company listed on Exhibit 3.13 (the "Developers")
                                                 ------------
during the time the Developers were employees, consultants or independent contractors of the Company, and such Proprietary Software does not include any inventions of the Developers made prior to the time such Developers became employees, consultants or independent contractors of the Company nor any intellectual property of any previous employer of such Developer, except for commonly used types of commercial software. Except as set forth on Exhibit 3.13, the Company has provided to Purchaser all employment contracts, independent contractor agreements, invention assignment agreements, noncompete agreements and confidentiality agreements between the Company, any affiliate of the Company, and/or any predecessor in interest of the Company, on the one hand, and each Developer, on the other hand, and/or any other documents (collectively, the "Developer Agreements") evidencing that the Developers have assigned and released any and all of their respective rights to the Proprietary Software completely and irrevocably. Except as set forth in Exhibit 3.13, the Developer
                                                    ------------
Agreements (i) constitute all of the agreements between the Company, any affiliate of the Company, and any predecessor in interest of the Company, on the one hand, and each and every Developer and any other employee, contractor or other person, who may, by virtue of having worked on, conceived or otherwise contributed to the development of the Proprietary Software or for the Company, have a claim or interest in the Proprietary Software, (ii) are authentic, (iii) are supported by good and valuable consideration, (iv) are valid and effective agreements and (v) validly and effectively assign all of the Developers' rights and title to all Proprietary Software, inventions and rights created by the Developers in the scope of performing services for the Company. The Company has validly and effectively obtained the right and license to use, copy, modify and distribute the Licensed Software contained in the Proprietary Software from any and all parties holding rights in such third-party programming and materials (the "Licensors"). Except as set forth in Exhibit 3,13, all right, title and
                                           ------------
interest in and to the Proprietary Software is owned by the Company, free and clear of all liens, claims, charges or encumbrances of any Developer or Licensor. Notwithstanding any failure to obtain fully executed Developer Agreements from any Developer or any disclosure in Exhibit 3.13 hereto that any
                                                   ------------
Developer or Licenser has not executed a Developer Agreement, the Company's development, use, licensing, sublicensing or exploitation of the Proprietary Software does not violate any rights of any Developer or Licensor and neither the Stockholders nor the Company has received any communication alleging such a violation. As of the Closing Date: (i) the Proprietary Software operates with respect to dates occurring after September 9, 1999, with the same level of functionality as the Proprietary Software currently operates, including, without limitation, correctly storing, processing and presenting calendar dates falling on or after September 9, 1999; (ii) the Proprietary Software is free from logic and other errors attributable to dates falling on or after September 9, 1999 and is not responsible for any error caused by any date falling on or after September 9, 1999; and (iii) the Proprietary Software consistently handles date input using dates before and after September 9, 1999 in a way that clearly and accurately handles the ambiguity as to century.

        3.13.3 All Licensed Software and Canned Software has been licensed pursuant to valid license agreements and all royalties, license or other fees due and payable thereunder have been paid or adequate provision therefor has been made and accrued on the books of the Company. Except as set forth in
Exhibit 3.13, the Company has all necessary and required rights to license, use,
------------
sublicense and distribute the Licensed Software and the Canned Software in the normal and ordinary course of its business and all royalties, license or other fees due and payable by the Company with respect thereto have been paid or adequate provision therefor has been made and accrued on the books of the Company. Except as set forth in Exhibit 3.13, no consent or waiver is required
                                ------------
with respect to the Licensed Software and the Canned Software to effect the transactions as contemplated by this Agreement and, except as disclosed on
Exhibit 3.13, no Developer or Licensor has any interest in the Licensed Software
------------
and the Canned Software, including without limitation, any security interest, license, royalty rights, contingent interest or otherwise.

        3.13.4  The software listed on Exhibit 3.13 is all of the computer
                                       ------------
software used, licensed or sublicensed by the Company in the conduct of its business. Except as set forth in Exhibit 3.13, the Company does not have any
                                 ------------
obligation to compensate any person or entity for the development, use, sale or exploitation of the Software nor has the Company granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not. The Company has not granted, transferred or assigned any right or interest in the Software to any person or entity, except pursuant to the license agreements identified as such on Exhibit
                                                                        -------
3.12 hereto (each such agreement is hereinafter referred to as a "License").
----
Exhibit 3.12 sets forth, with respect to each License, the Software licensed
------------
thereunder. Except as set forth on Exhibits 3.12 and 3.13, each License
                                   -------------     ----
constitutes only an end-user agreement, each of which grants the end-user thereunder solely the nonexclusive right and license to use the identified Software and related user documentation for internal purposes only with no right to sublicense or modify the Software in any manner. Except as set forth on Exhibits 3.12 and 3.13, there are no contracts, agreements, licenses, or other
-------------     ----
commitments or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software by any independent sales person, distributor, licensor, sublicensor or other remarketer or sales organization.

       3.13.5  Except as set forth on Exhibit 3.13, the Company, the
                                      ------------
Stockholders and their respective affiliates have (i) kept secret and have not disclosed the source code for the Proprietary Software to any person or entity, and (ii) made adequate provision to preserve the proprietary nature of such source code, other than the disclosure thereof to certain employees and contractors and consultants of the Company who are subject to the terms of a binding confidentiality agreement with respect thereto. The Company has taken measures customary to protect the confidential and proprietary nature of the Proprietary Software, including the use of confidentiality agreements with all of its employees and independent contractors having access to the Proprietary Software source and object code There have been no patents applied for and no copyrights registered for any part of the Proprietary Software.

        3.13.6 Excluding Developers and Licensors (whose rights are addressed above), no person (a "Complaining Person"), by virtue of the Complaining Person's independent development of computer software, has or could validly claim that the Proprietary Software (excluding the Licensed Software) infringes such Complaining Person's software.

        3.13.7 The Company has not modified in any respect the Canned Software or the Licensed Software.

  3.14  Intellectual Property Matters.  Exhibit 3.14 contains a true, correct
        -----------------------------   ------------
and complete list of all Intellectual Property owned, licensed, sublicensed or used by the Company, or which the Company has the right to distribute or sublicense, in the conduct of its business. Unless otherwise indicated on Exhibits 3.12, 3.13, or 3.14, all Company Intellectual Property is owned totally
-------------  ----     ----
and exclusively by the Company free and clear of any liens, claims, charges or encumbrances of any type or nature whatsoever. The Company's Intellectual Property and the Company's use thereof do not infringe upon any Intellectual Property of any third party. The Company is not in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to any of the Company's Intellectual Property. No present or former employee of the Company and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Company's Intellectual Property. Neither the Company nor any of the Stockholders are aware of any infringement of the Company's Intellectual Property by any Person or any Person's Intellectual Property. Exhibit 3.14 lists all confidentiality or non-
                                ------------
disclosure agreements to which the Company or any of the Company's employees is a party. The Company has delivered to the Purchaser true and correct copies of the confidentiality and non-disclosure agreements required to be listed on
Exhibit 3.14.
------------

  3.15  Labor Matters.  Within the last three (3) years, the Company has
        -------------
not been the subject of any union activity or labor dispute, nor has there been any strike of any kind called, or threatened to be called against it, and it has not violated any applicable federal or state law, rule or regulation relating to labor or labor practices, including without limitation employment discrimination laws relating to age, gender, ethnicity or minority status or sexual preference, and is not a party to any collective bargaining agreement. The Company is not bound by or subject to any labor agreement, union agreement or collective bargaining agreement.

  3.16  ERISA and Related Matters.
        -------------------------

        3.16.1  Exhibit 3.16 lists all deferred compensation, pension, profit-
                ------------
sharing and retirement plans, and all bonus, welfare, severance pay and other "employee benefit plans" (as defined in Section 3(3) of ERISA), fringe benefit or stock option plans, programs or arrangements, whether or not written, participated in or maintained by the Company or any Stockholder in respect of the Company or with respect to which contributions are made or obligations assumed by the Company or any Stockholder in respect of the Company (including health, life insurance and other benefit plans maintained for retirees). Said plans, including but not limited to all plans or programs that constitute "employee benefit plans" within the meaning of Section 3(3) of ERISA, are sometimes collectively referred to in this Section 3.16 as "Benefit Plans." Copies of all Benefit Plans and related documents, including those setting out the Company's personnel policies and procedures, and including any insurance contracts under which benefits are provided, as currently in effect, and descriptions of any such plan which are not written have been to Purchaser. The Company has also made available to Purchaser a copy of the Summary Plan Description, if any, for each Benefit Plan, as well as copies of any other summaries of descriptions of any such Benefit Plans which have been provided to employees or other beneficiaries during the previous three (3) calendar years.

        3.16.2  Except as set forth on Exhibit 3.16 hereto, the Company has
                                       ------------
fulfilled its obligations, to the extent applicable, under the minimum funding requirements of Section 302 of ERISA and Section 412 of the Code, with respect to each "employee benefit plan" (as defined in Section 3(3) of ERISA) appearing in Exhibit 3.16. Each Benefit Plan is in compliance with, and has been
   ------------
administered in all respects consistent with, the presently
applicable provisions of ERISA, the Code and state law including but not limited to the satisfaction of all applicable reporting and disclosure requirements under the Code, ERISA and state law. The Company has made all payments to all Benefit Plans as required by the terms of each such plan in accordance, if applicable, with the actuarial and funding assumptions in effect as for the most recent actuarial valuation of such plans. All required actuarial valuations and reports relating to said plans have been prepared and a copy of the most recent actuarial valuation and report for each pension plan, as defined in Section 3(2) of ERISA, has been provided to Purchaser, if applicable. The Company has filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 for each Benefit Plan attributable to them for all years and periods for which such reports were required and within the time period required by ERISA and the Code, and copies of such reports for the past five years have been provided to Purchaser. Except as disclosed on Exhibit 3.16, the Company has
                                              ------------
funded or will fund each Benefit Plan attributable to it in accordance with its terms through Closing including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through Closing. To the extent that any annual contribution for the current year is not yet required for any Benefit Plan as of the Effective Time, the Company has made a pro rata contribution to said plan for the period ended at the Effective Time or said contribution has been accrued on the books of the Company.

        3.16.3  Except as set forth on Exhibit 3.16 hereto, no "prohibited
                                       ------------
transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any such Benefit Plan, and no civil or criminal action brought pursuant to Part 5 of Title I of ERISA is pending or is threatened in writing or orally against any fiduciary of any such plan.

        3.16.4  Except as set forth on Exhibit 3.16, the Internal Revenue
                                       ------------
Service has issued a letter for each employee pension benefit plan, as defined in Section 3(2) of ERISA listed on Exhibit 3.16, determining that such plan is a
                                   ------------
qualified plan under Section 401(a) of the Code and is exempt from United States Federal Income Tax under Section 501(a) of the Code, and there has been no occurrence since the date of any such determination letter which has adversely affected such qualification. The Company does not maintain a plan or arrangement intended to qualify under Section 501(c)(9) of the Code.

        3.16.5  Except as set forth on Exhibit 3.16, each Benefit Plan that
                                       ------------
provides medical benefits has been operated in compliance with all requirements of Section 4980B(f) of the Code and Sections 601 through 608 of ERISA relating to continuation of coverage under certain circumstances in which coverage would otherwise cease. All former employees or other persons entitled to such continuation of coverage are listed on Exhibit 3.16.
                                       ------------

        3.16.6 Neither the Company nor any entity that is treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code currently maintains or contributes to any Benefit Plan that is subject to Title IV of ERISA, nor has previously maintained or contributed to any such plan that has resulted in any liability or potential liability for the Company under said Title IV. There shall not be as of Closing any outstanding unpaid minimum funding waiver within the meaning of Code Section 412(d).

        3.16.7  Attached hereto as a part of Exhibit 3.16 is a 5-year
                                             ------------
contribution history indicating the dollar amount contributed and the level of contribution as a percentage of compensation of covered participants for each profit sharing plan, stock bonus plan or other retirement plan to which the Company makes discretionary contributions.

        3.16.8 The Company does not maintain any plans or programs that provide post retirement medical benefits (other than benefits described in Section
3.16.5 and those which are required by law), post employment benefits, death benefits or other post retirement welfare benefits. A copy of any written description of post retirement welfare benefits that has been provided to employees is attached hereto as a part of Exhibit 3.16. Copies of each plan
                                          ------------
document, insurance contract or other written instrument providing for post retirement welfare benefits, together with a description of any advance funding arrangement that has been established to fund post retirement welfare benefits, are attached hereto as a part of Exhibit 3.16. Exhibit 3.16 contains a list of
                                 ------------  ------------
those persons who are currently retired with a right to future post retirement welfare benefits and also contains a list of employees who would be currently eligible for post retirement welfare benefits if they retired and satisfied any waiting period provided for under the applicable plan. Except as otherwise disclosed on Exhibit 3.16, all plans or programs for providing post retirement
             ------------
medical, death or other welfare benefits could be terminated by the Company as of Closing without liability for such benefits to any employee who has not retired on or before the Effective Time.

        3.16.9  Neither the Company nor any employer referred to in Section
3.16.6 above, maintains, nor has contributed within the past five years to, any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA. No such employer currently has any liability to make withdrawal liability payments to any multiemployer plan. There is no pending dispute between any such employer and any multiemployer plan concerning payment of contributions or payment of withdrawal liability payments.

        3.16.10 All Benefit Plans have been operated and administered in accordance with their respective terms and no inconsistent representation or interpretation has been made to any plan participant. Except as set forth on
Exhibit 3.16, no lawsuit or complaint (including any dispute that might result
------------
in a lawsuit or complaint against, by, or relating to any Benefit Plan or any fiduciary, as defined in Section 3(21) of ERISA) of a Benefit Plan has been filed or is pending.

  3.17  Certain Payments.  Neither the Company nor any officer, employee,
        ----------------
agent or affiliate of the Company, including, without limitation, any Stockholder, has, directly or indirectly, given or agreed to give or solicited or received any gift, rebate or similar benefit to any customer, supplier, governmental employee or other Person which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past might have had an adverse effect on the assets, business or operation of the Company or
(iii) if not continued in the future might adversely affect the Company's assets, business, operations or prospects.

  3.18  Customers.  The Company has not lost, during the past eighteen (18)
        ---------
months, any customer or group of related customers or received notice of the possibility of any such loss, which accounted for more than five percent (5%) of the aggregate fees received, or products and services furnished by it during such period.

  3.19  Insurance.  A true and correct list of all insurance contracts,
        ---------
including all policies of fire, liability (including products and environmental liability), workers' compensation, casualty, business interruption and all other forms of insurance owned, held by or maintained by or on behalf of the Company, which policies are currently in full force and effect, is attached hereto as a part of Exhibit 3.12. Copies of all such insurance contracts have been
        ------------
delivered to Purchaser. All such contracts are valid, outstanding, and enforceable policies, provide insurance coverage typical for the type of business engaged in by the Company, and provide that they will remain in full force and effect through the Closing Date. The policies of fire and extended coverage are in amounts that are not less than 100% of the full insurable value of the properties and assets covered thereby. (The term "full insurable value" as used herein shall mean actual replacement cost without deduction for physical depreciation.) The liability, workers' compensation and casualty insurance policies extend coverage and insure the liability associated with each and every suit, action, proceeding, claim or investigation listed on Exhibit 3.10. There
                                                           ------------
presently are no claims outstanding, nor, to the best of any Stockholder's knowledge, any basis therefor, under any of the policies listed on Exhibit 3.12,
                                                                   ------------
except as disclosed on Exhibit 3.10.  Attached as Exhibit 3.19 is a schedule
                       ------------               ------------
setting forth the claims and loss history of the Company for the three (3) years prior to Closing under all policies of worker's compensation insurance, employers' liability insurance, general liability insurance and automobile liability insurance, property insurance and errors and omissions insurance.

  As soon as practicable after Closing, the Company covenants to purchase the extended reporting period of the Company's Errors and Omissions insurance. The extended reporting period should be purchased for a two (2) year period commencing on the Closing Date and shall cover errors and omissions of the Company occurring prior to the closing date.

  3.20  Approvals.  No filing or registration with, and no consent, approval,
        ---------
permit, authorization, license, certificate or order of any governmental authority is required by any applicable law or by any applicable judgment, order or decree or any applicable rule or regulation of any governmental authority to permit the Company or any Stockholder to execute, deliver or perform this Agreement or any document, instrument or agreement required to be executed by such party at or prior to the Closing.

  3.21  Transactions with Affiliates.  Except as disclosed on Exhibit 3.21,
        ----------------------------                          ------------
since December 31, 1996, the Company has not purchased, leased or otherwise acquired any property or assets or obtained any property or assets or obtained any services from, or sold, leased or otherwise disposed of any property or assets or provided services to (except with respect to remuneration for services rendered as an officer or employee of the Company in the ordinary course), (i) any employee of the Company, (ii) any Stockholder, (iii) any Person that is, directly or indirectly, controlled by any Stockholder, or (iv) any member of the immediate family of a Stockholder (for purposes of this Section 3.21, each such Person is referred to as an "Affiliate"). Except as set forth in Exhibit 3.21,
                                                                  ------------
(a) the contracts, instruments and agreements listed on Exhibit 3.12 do not
                                                        ------------
include any obligation or commitment between the Company and any Affiliate, (b) the assets of the Company do not include any receivable or other obligation from an Affiliate to the Company, and (c) the liabilities reflected in the Financial Statements, and those on the books and records of the Company as of the Closing Date, do not include any obligation or commitment of any Affiliate.

  3.22  Exhibits.  All Exhibits attached hereto are true, correct and complete.
        --------
Matters disclosed on each Exhibit shall be deemed disclosed only for purposes of the matters to be disclosed in such Exhibit and shall not be deemed to be disclosed for any other purpose, unless expressly provided therein. This Agreement and the Exhibits hereto disclose all facts material to the Company, its assets and business. No statement contained herein or in any certificate, Exhibit, document or other instrument furnished to Purchaser pursuant to the provisions hereof contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not misleading.

4.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.
    --------------------------------------------------

    Each Stockholder represents and warrants as follows:

  4.1  Authority.  If such Stockholder is not an individual, (a) such
       ---------
Stockholder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the execution, delivery and performance by such Stockholder of this Agreement and each and every agreement, document and instrument contemplated hereby have been duly authorized and approved by all necessary action on the part of such Stockholder, and (c) the execution and delivery by such Stockholder of this Agreement and the other agreements, documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not require the act or consent of any other Person. If such Stockholder is an individual, such Stockholder has the capacity and authority to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby, and to consummate the transactions contemplated hereby and thereby without the necessity of any act or consent of any other Person.

  4.2  Ownership of Shares.  Such Stockholder owns, beneficially and of
       -------------------
record, each of the shares of Common Stock shown as being held by such Stockholder on Exhibit 3.3 hereto, free and clear of all liens, claims, charges,
               -----------
security interests or other encumbrances of any type or nature whatsoever, except as set forth on Exhibit 4.2. Except as set forth in Exhibit 4.2, such
                       -----------                          -----------
Stockholder does not own, beneficially or of record, either directly or indirectly, more than one percent (1%) of the capital stock or other equity or ownership or proprietary interest in any Person that is in competition with the Company. Except as set forth on Exhibit 4.2, there are no outstanding options,
                                 -----------
warrants, calls or commitments granted by such Stockholder with respect to the shares of Common Stock shown as being owned by such Stockholder on Exhibit 3.3
                                                                   -----------
hereto.

  4.3  Agreement Related to Other Instruments.  The execution and delivery of
       --------------------------------------
this Agreement and the other documents, instruments and agreements contemplated hereby by such Stockholder do not, and the consummation of the transactions contemplated hereby will not, violate or constitute an occurrence of default under any provision of, or conflict with, or result in any acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement or instrument, or any order, judgment, decree or other arrangement to which either the Company or such Stockholder is a party or by which any such party is bound or their assets affected.

  4.4  Litigation and Claims.  Except as otherwise set forth on Exhibit 4.4
       ---------------------                                    -----------
hereto, there is no suit, action, proceeding, claim or investigation pending or the knowledge of such Stockholder, threatened against or affecting such Stockholder which would have a material adverse effect on the assets, business or financial condition of such Stockholder or the Company or the ability of such Stockholder to consummate the transactions contemplated hereby.

  4.5  Company Representations.  To the best knowledge of each Stockholder,
       -----------------------
the representations and warranties of the Company contained in Section 3 hereof are true and correct in all respects.

5.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.
    -----------------------------------------------

    The Purchaser represents and warrants to each of the Stockholders as follows:

  5.1  Organization and Standing.  The Purchaser is a corporation duly
       -------------------------
organized, validly existing and in good standing under the laws of the State of Georgia.

  5.2  Corporate Power and Authority.  The Purchaser has the full power and
       -----------------------------
authority (corporate and otherwise) to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act, approval or consent of any other person or entity whomsoever. The execution, delivery and performance by the Purchaser of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by the Board of Directors, or the Executive Committee thereof, of the Purchaser. This Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed in connection herewith constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, applicable equitable principles, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

  5.3  Agreement Does Not Violate Other Instruments.  The execution and
       --------------------------------------------
delivery of this Agreement by the Purchaser does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Articles of Incorporation, as amended, or Bylaws, as amended, of the Purchaser or violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which it is a party or by which it is bound or its assets are affected.

  5.4  Shares Acquired for Investment.  The Purchaser is acquiring the
       ------------------------------
Company's shares for its own account as an investment and not with a view to any distribution thereof. The Purchaser acknowledges and understands that none of the Company's shares have been registered under the 1933 Act, or under any other federal, state or local statute or regulation and that, as a consequence, the Purchaser may not sell or otherwise dispose of any of such shares unless such shares are registered or an exemption from such registration is available to the Purchaser at the time of and in connection with any proposed sale or disposition.

  5.5  Stock Will be Validly Issued.  Upon consummation of the Exchange as
       ----------------------------
herein contemplated and satisfaction of all other terms and conditions hereof, the shares of Equifax Common Stock to be issued to the Stockholders pursuant hereto will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

  5.6  Statements True and Correct.  No statement contained herein or in any
       ---------------------------
certificate, Exhibit, document or other instrument furnished to the Company or the Stockholders pursuant to the provisions hereof concerning Purchaser contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not misleading.

  5.7  Purchaser Status.  Purchaser is owned directly by Equifax Inc.
       ----------------

6.  ADDITIONAL AGREEMENTS OF THE PARTIES.
    ------------------------------------

  6.1  Resignation of Directors and Officers.  At the Closing, the Stockholders
       -------------------------------------
covenant and agree to cause all officers and all members of the Board of Directors of the Company to resign, effective immediately following the Closing after the issuance of a certificate representing the shares acquired hereunder in the name of the Purchaser as contemplated by Section 9.2.1(a) hereto.

  6.2  Release by the Stockholders and Former Stockholders.  Each of the
       ---------------------------------------------------
Stockholders hereby totally and irrevocably releases the Company from any and all duties and obligations owed by the Company to such Stockholder as of the Closing Date, and from any claims or possible claims, whether known or unknown, that such Stockholder has or may have against the Company or any of its assets, and agrees at Closing to deliver an executed Release in the form of Exhibit
                                                                    -------
2.8(a) attached hereto.  Each Stockholder agrees to use his or its best efforts
------
to cause each Former Stockholder to deliver an executed Release in the form of
Exhibit 2.8(a) attached hereto.
--------------

  6.3  Covenant Not to Compete.  Each Stockholder agrees to execute and
       -----------------------
deliver at the Closing a Covenant Not to Compete agreement in the form of
Exhibit 6.3 attached hereto, and agrees to use his or its best efforts to cause
-----------
each Former Stockholder to deliver an executed Covenant Not to Compete agreement in the form of Exhibit 6.3 attached hereto.
               -----------

  6.4  Employment Agreement.  Peterson agrees to execute and deliver at the
       --------------------
Closing an Employment Agreement together with the attached agreements in the form of Exhibit 6.4 attached hereto.
        -----------

  6.5  Stockholders Agreements.  At the Closing, the Company and the
       -----------------------
Stockholders shall take all actions necessary to terminate any existing stockholders agreements relating to the Company's stock.

  6.6  Cooperation.  Purchaser, Company and Stockholders will cooperate in all
       -----------
respects in connection with (i) securing any nongovernmental approvals, consents and waivers of third parties necessary for the consummation of the transactions contemplated hereby and (ii) giving notices to any governmental authority, or securing the permission, approval, determination, consent or waiver of any governmental authority, required by law in connection with the transactions contemplated hereby.

  6.7  Escrow Agreement.  Each of the Stockholders hereby agrees at Closing to
       ----------------
deliver an executed Escrow Agreement in the form of Exhibit 6.7 attached hereto.
                                                    -----------

  6.8  Certain Tax Matters.  If the Company is required to file a state, local,
       -------------------
or foreign income tax return for a taxable period covering days before and after the Closing Date, the Purchaser shall cause such return to be filed, but the Stockholders shall pay in Equifax Common Stock to the Purchaser (as an adjustment to the purchase price) the amount by which the tax attributable to the period through the Closing Date exceeds the amount accrued for such tax and reflected on the Closing Date Balance Sheet. The tax attributable to the period through the Closing Date shall be determined as if that period were a separate taxable year. If the tax attributable to such period is more than the amount reflected on the Closing Date Balance Sheet, the Purchaser shall notify the Stockholders in writing of the amount of the excess. Within 10 days after the date of such notification, the Stockholders shall pay such amount to the Purchaser or inform the Purchaser in writing that the Stockholders disagree with the computation of the amount. In the latter case, the Stockholders and the Purchaser shall proceed in good faith to determine the correct amount, and the Stockholders' payment to the Purchaser shall be due ten
(10) days after the Stockholders and the Purchaser agree to the amount payable. Any payment made more than 10 days after the Purchaser initially notifies the Stockholders of the excess shall include interest at the rate of 10 percent (10%) per annum from the end of such 10-day period to the date of payment.

  6.9  Registration Rights Agreement.  At the Closing, Equifax and the
       -----------------------------
Stockholders shall enter into a Registration Rights Agreement in the form of
Exhibit 2.10 hereto.
------------

  6.10  Investment Letter.  At the Closing, each Stockholder shall execute and
        -----------------
deliver to Equifax an Investment Letter in the form of Exhibit 2.11 hereto.
                                                       ------------

  6.11  Covenant With Respect to COBRA Obligations.  The Stockholders agree that
        ------------------------------------------
they and each of them will be responsible for the amount, if any, by which Reimbursement Costs (as defined herein) exceed Health Premiums (as defined herein); provided, however, that in no event shall the aggregate liability expressed by the foregoing formula exceed the sum of Fifty Thousand Dollars ($50,000) (the "COBRA Liability"). An amount equal to the maximum potential COBRA Liability ($50,000) shall be withheld from the Purchase Price referred to in Section 2.2.1 above and shall be placed in escrow pursuant to Section 6.7 above and expended or released as provided therein. For purposes of the foregoing, the term "Reimbursement Costs" shall mean the aggregate cost of benefits actually paid to Qualified Beneficiaries (as defined herein) for reimbursable expenses incurred after the Closing under any group health plan (within the meaning of Section 5000(b)(1) of the Code) maintained by or on behalf of the Company plus any necessary legal or court costs attributable to any properly denied claims for benefits by Qualified Beneficiaries; the term "Health Premiums" shall mean the aggregate contributions paid by Qualified Beneficiaries for continuation coverage under any such group health plan following the Closing; and the term "Qualified Beneficiaries" shall mean the persons identified on Exhibit 3.16 in response to the disclosure required by
Section 3.16.5 hereof, or any other persons, whether so identified or not, who are entitled to such benefits as a consequence of the maintenance of such a group health plan by the Company prior to and/or through the Closing. Notwithstanding anything to the contrary stated herein, the limitation included in Section 10.4.2 hereto shall not apply to the indemnification obligations of the Stockholders contained in this Section 6.11.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER.
     ----------------------------------------------------

  The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in writing, in whole or in part, by the Purchaser for purposes of consummating such transactions, but without prejudice to any other right or remedy which the Purchaser may have hereunder as a result of any misrepresentations by, or breach of any covenant or warranty of any Stockholder or the Company contained in this Agreement or any other certificate or instrument furnished by any Stockholder or the Company hereunder:

  7.1  Representations True at Closing.  The representations and warranties
       -------------------------------
made by the Stockholders and the Company in this Agreement, the Exhibits hereto or any document or instrument delivered to the Purchaser or its representatives hereunder shall be true and correct on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such time (except for changes contemplated by this Agreement or occurring in the ordinary course of business which do not singly or in the aggregate have a material adverse effect on the business, operations or financial condition of the Company).

  7.2  Covenants of the Stockholders and the Company.  The Stockholders and
       ---------------------------------------------
the Company shall have duly performed all of the covenants, acts and undertakings to be performed by them on or prior to the Closing Date and they shall deliver to the Purchaser certificates dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth in
Section 7.1 hereof. Such certificates shall be deemed representations and warranties of the Stockholders and the Company hereunder.

  7.3  No Injunction Etc.  No action, proceeding, investigation, regulation or
       ------------------
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business of the Company or the Stockholders, if such action, proceeding, investigation, regulation or legislation, in the judgment of the Purchaser, would make it inadvisable to consummate such transactions.

  7.4  Opinion of Counsel.  A favorable opinion of Powell, Goldstein, Frazer &
       ------------------
Murphy LLP, counsel for the Stockholders and the Company, shall have been delivered to the Purchaser, dated as of the Closing Date, substantially in form and substance of the opinion attached hereto as Exhibit 7.4.
                                                -----------

  7.5  Consents and Waivers.  The Purchaser shall have received from the
       --------------------
Stockholders and the Company a true and correct copy of each consent and waiver required

(a) in Section 2.4 hereof, or (b) for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

  7.6  Regulatory Approvals.  The execution and the delivery of this Agreement
       --------------------
and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law.

  7.7  Absence of Adverse Changes.  Since June 30, 1997, the Company shall not
       --------------------------
have suffered (a) any change in its financial condition, business, properties or assets which singly or in the aggregate adversely affects the business, assets, operations or financial condition of the Company, or (b) any transaction or event described in Section 3.9 hereof, and the President of the Company shall deliver to the Purchaser a certificate to such effect.

  7.8  Employment Agreement. Peterson shall have executed and delivered an
       --------------------
Employment Agreement in the form of Exhibit 6.4 hereto.
                                    -----------

8.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE STOCKHOLDERS.
     -----------------------------------------------------------

  The obligations of the Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by the Stockholders but without prejudice to any other right or remedy which the Stockholders may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of the Purchaser contained in this Agreement, or any certificate or instrument furnished by it hereunder:

  8.1  Representations True at Closing.  The representations and warranties
       -------------------------------
made by the Purchaser in this Agreement or any document or instrument delivered to the Stockholders or their representatives hereunder shall be true and correct on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such date, except for changes contemplated by this Agreement.

  8.2  Covenants of the Purchaser.  The Purchaser shall have duly performed
       --------------------------
all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date, and a duly authorized officer of the Purchaser shall deliver to the Stockholders a certificate dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth under Section 8.1 above. Said certificate shall be deemed a representation and warranty of the Purchaser hereunder.

  8.3  Approvals.  The execution and the delivery of this Agreement and the
       ---------
consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law.

9.  CLOSING.
    -------

  9.1  Time and Place of Closing.  The Closing shall be held at the offices of
       -------------------------
Hunton & Williams, 600 Peachtree Street, N.E., Suite 4100, Atlanta, Georgia, on December __, 1997, commencing at 10:00 a.m. Atlanta time, or at such other place or on such other date as is agreed to in writing by the parties hereto.

  9.2  Transactions at Closing.  At the Closing, each of the following
       -----------------------
transactions shall occur:

       9.2.1  The Stockholders' Performance.  At the Closing, the Stockholders
              -----------------------------
shall deliver to the Purchaser the following:

       (a) certificates representing all of the Purchased Stock, duly endorsed for transfer or accompanied by instruments of transfer satisfactory in form and substance to the Purchaser and its counsel, together with a new certificate representing such shares issued in the name of the Purchaser;

       (b) certificates of compliance or certificates of good standing of the Company, as of the most recent practicable date, from the Secretary of State, or other appropriate governmental authority, of each of the jurisdictions listed on Exhibit 3.1 hereto;
            -----------

       (c) certified copies of resolutions of the Board of Directors of Company approving the transactions set forth in this Agreement;

       (d) opinion of counsel for the Stockholders and the Company in the form of Exhibit 7.4 hereto;
   -----------

       (e)  evidence of the resignations described in Section 6.1;

       (f) incumbency certificates for the officers of the Company executing this Agreement or any document or agreement ancillary hereto;

       (g)  executed Release agreements in the form of Exhibit 6.2 hereto, as
                                                       -----------
  contemplated by Section 6.2 hereof;

       (h)  executed Covenant Not to Compete agreements in the form of Exhibit
                                                                       -------
  6.3 hereto, as contemplated by Section 6.3 hereof;
  ---

       (i)  executed Employment Agreement in the form of Exhibit 6.4 hereto, as
                                                         -----------
  contemplated by Section 6.4 hereof;

       (j)  executed Escrow Agreement for Stockholders in the form of Exhibit
                                                                      -------
  6.7 hereto, as contemplated by Section 6.7 hereof;
  ---

       (k)  executed Registration Rights Agreement in the form of Exhibit 2.10
                                                                  ------------
  hereto, as contemplated by Section 2.10 hereof;

       (l) such other evidence of the performance of all covenants and satisfaction of all conditions required of the Stockholders by this Agreement as the Purchaser or its counsel may reasonably require.

       9.2.2  Performance by the Purchaser.  At the Closing, the Purchaser shall
              ----------------------------
deliver to the Stockholders the following, as applicable:

       (a) to the Stockholders, certificates of the Equifax Common Stock, duly issued, to the Stockholders, as contemplated by Section 2.3 hereof;

       (b) certified copies of resolutions of the Board of Directors of the Purchaser, or the Executive Committee thereof, approving the transactions set forth in this Agreement;

       (c) incumbency certificate for the officers of the Purchaser executing this Agreement or any agreement delivered ancillary hereto;

       (d)  executed Employment Agreement in the form of Exhibit 6.4 hereto, as
                                                         -----------
  contemplated by Section 6.4 hereof;

       (e)  executed Escrow Agreement in the form of Exhibit 6.7 hereto, as
                                                     -----------
  contemplated by Section 6.7 hereof;

       (f)  executed Registration Rights Agreement in the form of Exhibit 2.10
                                                                  ------------
  hereto, as contemplated by Section 2.10 hereof;

       (g) such other evidence of all covenants and satisfaction of all conditions required of Purchaser by this Agreement, as the Stockholders or their counsel may reasonably require.

10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION.
     --------------------------------------------------------------

  10.1  Survival of Representations and Warranties of the Stockholders and the
        ----------------------------------------------------------------------
Company; Indemnification.
------------------------

        10.1.1 All representations and warranties by the Stockholders and the Company in this Agreement, the Exhibits hereto, or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by the Purchaser, shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto. Any examination, inspection or audit of the properties, financial condition or other matters of the Company and its business conducted by the Purchaser or on its behalf on or prior to the Closing Date shall in no way limit, affect or impair the ability of Purchaser to rely upon the representations, warranties, covenants and obligations of the Stockholders and the Company set forth herein.

        10.1.2 Subject to Section 10.4 hereto, each Indemnifying Stockholder hereby agrees to indemnify and hold the Purchaser harmless on an after-tax basis from and against all liability, loss, damage, or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any investigation or suit related thereto) actually incurred, net of any resulting income tax benefits actually realized by the Purchaser, and arising from (i) any misrepresentation, or breach of any covenant or warranty of the Company contained in this Agreement or the Exhibits hereto, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Company hereunder; (ii) any claim for workers' compensation that relates to an occurrence prior to Closing, to the extent not covered by insurance maintained by the Company prior to Closing;
(iii) the payment by the Company of federal, state, local or foreign taxes (together with any interest and penalties thereon), including, without limitation, any income, unemployment compensation, social security, payroll, sales, intangible, use, excise, privilege, ad valorem, franchise, license and any other tax under the laws of the United States or any foreign jurisdiction or any state, province, or municipal or political subdivision thereof, if any, that accrued or relates to any period through and including the Closing Date and is in excess of the amount accrued therefor on the Closing Date Balance Sheet; (iv) any suit, action, proceeding, claim or investigation, pending or threatened, or which may be filed in the future, which relates to the operations of the Company or its officers, directors, employees or affiliates with regard to matters arising prior to Closing, regardless of whether it is disclosed on Exhibits 3.10
                                                                   -------------
or 3.11 hereto; or (v) any suit, action, proceeding, claim or investigation
   ----
arising from any claim by or on behalf of any party that such party has a direct, equitable or beneficial interest in the Company. The parties to this Agreement agree that the Indemnifying Stockholders will have no right of reimbursement or contribution from the Company with respect to any right of recovery against the Indemnifying Stockholders by the Purchaser. For all purposes of this Article 10, any liability, loss, damage or injury and reasonable costs and expenses (including, without limitation, reasonable counsel fees and costs of any investigation or suit related thereto) suffered or incurred by the Company arising from any such breach of a covenant, representation or warranty by any Stockholder or the Company as aforesaid against which Purchaser is indemnified and held harmless hereinabove shall be deemed suffered and incurred by Purchaser, which shall, either independently or jointly with the Company, be entitled to enforce such covenants of indemnity.

        10.1.3 Each Indemnifying Stockholder hereby agrees to indemnify and hold the Purchaser harmless from and against all liability, loss, damage, or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any investigation or suit related thereto) actually incurred and arising from any misrepresentation, or breach of any covenant or warranty of a Stockholder contained in this Agreement or the Exhibits hereto, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by a Stockholder hereunder.

  10.2  Survival of Representations and Warranties of the Purchaser;
        ------------------------------------------------------------
Indemnification.  All representations, warranties, agreements, covenants and
---------------
obligations made or undertaken by the Purchaser in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by the Stockholders, shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto. The Purchaser agrees to indemnify and hold the Stockholders harmless from and against all liability, loss, damage or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) actually incurred by the Stockholders arising from any misrepresentations, or breach of any covenant or warranty of the Purchaser contained in this Agreement or the Exhibits hereto, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Purchaser hereunder.

  10.3  Indemnification Procedure.
        -------------------------

        10.3.1 Any party entitled to indemnification hereunder (the "Indemnified Party") shall notify the party obliged to indemnify (the "Indemnifying Party") promptly after it becomes aware of any suit, claim, action, proceeding, arbitration or investigation (each, an "Action") as to which indemnity may be sought. In the event that the Indemnifying Party acknowledges in writing its indemnification obligation with respect to any such Action, the Indemnifying Party shall be entitled, at its expense, to control the defense of such Action; provided, however, that (i) counsel for the Indemnifying Party must be approved
--------  -------
by the Indemnified Party (which approval shall not be unreasonably withheld), and (ii) the Indemnified Party may also participate in such defense at its own expense; provided, further, that an Indemnifying Party shall not be entitled to
         --------  -------
assume the defense or control of any Action if: (v) the Indemnified Party agrees, in writing, to assume the cost of such Action and forgo any indemnity claimed under this Section 10, (w) in the reasonable opinion of legal counsel for the Indemnified Party, such Action involves the potential imposition of a criminal liability on the Indemnified Party, its officers, directors, employees or agents, (x) in the reasonable opinion of legal counsel for the Indemnified Party, an actual or potential conflict of interest exists where it is advisable for such Indemnified Party to be represented by separate counsel, (y) with respect to Purchaser only, failure to stay the enforcement of such Action will result in the imminent risk of sale, forfeiture or loss of the assets of the Company or any material portion thereof or a material disruption in the operation of the Business, or (z) with respect to Purchaser only, such Action results in the creation of any lien on the assets of the Company or the Business, or any portion thereof unless the Indemnifying Party shall have filed with the court an appropriate security bond securing payment of any such lien and all costs associated therewith; provided, however, with respect to clauses
                                    --------  -------
(x) and (y) in this Section 10.3.1, the Indemnified Party shall conduct the defense of the Action in a manner, in the Indemnified Party's reasonable good faith judgment, reasonably designed to avoid or minimize potential damages for which the Indemnifying Party will ultimately be responsible for hereunder. In the circumstances described in the foregoing subsections 10.3.1(v) through (z),
(I) the Indemnified Party shall provide notice to the Indemnifying Party of the assumption of the defense by the Indemnified Party and shall be entitled to control and assume responsibility for the defense of such Action, at the cost and expense of the Indemnifying Party; (II) the Indemnifying Party may, in any event, participate in all such proceedings at its own cost and expense; and
(III) the Indemnified Party will provide copies of pleadings and other documents necessary to permit the Indemnifying Party to participate in such proceedings or to follow the course of such proceedings.

        10.3.2 The failure of the Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of any obligation under this Article 10 only if and to the extent that such failure materially prejudices the ability of the Indemnifying Party to defend such action, and such failure shall in no event relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Indemnified Party otherwise than under Article 10.

        10.3.3 In the defense of any such Action, regardless of who is in control thereof, the controlling party shall not, except with the prior written consent of the non-controlling party, consent to entry of any judgment or enter into any settlement, which consent of the non-controlling party will not be unreasonably withheld provided such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to the non-controlling party of a release from liability with respect to such claim or litigation and, in the case of indemnification under Section 10.1 hereof, would not result in a material impairment of Purchaser's ability to conduct the business of the Company in the ordinary course.

        10.3.4 In the defense of any such Action, regardless of who is in control thereof, the Indemnifying Party and the Indemnified Party shall cooperate fully with each other, and shall cause their legal counsel, accountants and affiliates to do so, and shall make available to the other party all relevant books, records and information (in such party's control) during normal business hours, and shall furnish to each other, at the Indemnifying Party's expense, such other assistance as the other party may reasonably require in connection with such defense.

  10.4  Limits on Indemnification Obligation.  Notwithstanding anything in
        ------------------------------------
Sections 10.1 and 10.2 to the contrary or in conflict:

  10.4.1 Subject to the applicable statutes of limitation, a claim for indemnification by the Purchaser may be made at any time based on the representations and warranties contained in Sections 3.1.1, 3.2, 3.6, 3.11.2, 3.13.2, 3.16, 4.1 and 4.2 (collectively, "Type I Claims"). A claim for indemnification by the Purchaser based on the representations and warranties contained in Section 3.13.6 (a "Type II Claim") shall be forever barred unless made by notifying the Stockholders within twenty-four (24) months after the Closing Date. Except for Type I Claims and Type II Claims, a claim for indemnification by the Purchaser under this Agreement shall be forever barred unless made by notifying the Indemnifying Stockholders within three (3) years after the Closing Date. The Indemnifying Stockholders shall be liable to Purchaser for all Losses based on the representations and warranties contained in Sections 3.13.2, 4.2 and the fifth sentence of Section 3.16.2 hereto without regard to the limitation included in Section 10.4.2 hereto.

        10.4.2 Neither the Indemnifying Stockholders nor the Purchaser shall be liable under the indemnity provisions of Section 10.1 or Section 10.2, as applicable, in any instance until such time as the aggregate liability under such section exceeds $86,000 (the "Basket"), in which event the Indemnifying Stockholders or the Purchaser, as is applicable, shall be liable to the full extent of such liability, including the Basket.

        10.4.3 In no event shall the liability of the Indemnifying Stockholders under Section 10.1 for all Losses of Purchaser exceed, in the aggregate, the Purchase Price.

        10.4.4 In determining the amount of any loss, liability or expense for which any indemnified party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any insurance proceeds actually paid to any indemnified party; provided, however, that if such party has been indemnified hereunder but does not actually receive such proceeds until after being indemnified, such party shall reimburse the indemnifying party for amounts paid to such party to the extent of the insurance proceeds so received.

  11.  TERMINATION.
       -----------

       11.1  Method of Termination.  This Agreement constitutes the binding and
             ---------------------
irrevocable agreement of the parties to consummate the transactions contemplated hereby, the consideration for which is (a) the covenants set forth in Articles 2 and 6 hereof, and (b) expenditures and obligations incurred and to be incurred by the Purchaser and the Stockholders in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

       11.1.1  by the mutual consent of the Purchaser and the Stockholders;

       11.1.2 by the Purchaser on or after December 31, 1997, if any of the conditions set forth in Article 7 hereof, to which the obligations of the Purchaser are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of the Purchaser;

       11.1.3 by the Stockholders on or after December 31, 1997, if any of the conditions set forth in Article 8 hereof, to which the obligations of the Stockholders are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of the Company or the Stockholders.

  12.  GENERAL PROVISIONS.
       ------------------

       12.1  Notices.  All notices, requests, demands and other communications
             -------
hereunder shall be in writing and shall be delivered by hand or overnight courier or mailed by registered or certified mail, return receipt requested, first class postage prepaid, addressed (or sent) as follows:

             12.1.1  If to the Company, at:

                     Goldleaf Technologies, Inc.
                     100 West Main Street
                     Hahira, Georgia 31832
                     Attn: David L. Peterson

                        If to Peterson, at:

                     David L. Peterson
                     307 E. Lawson Street
                     Hahira, Georgia  31632

                        If to Wetherington Farms or B. Wetherington at:

                     c/o Bobby G. Wetherington
                        4121 Georgia Highway 122 East
                        Hahira, Georgia  31632

                        With a copy to:

                     Powell, Goldstein, Frazer & Murphy LLP
                     191 Peachtree Street, Suite 1600
                     Atlanta, Georgia 30303
                     Attn: Kathryn L. Knudson, Esq.


             12.1.2  If to the Purchaser, at:

                     Equifax Payment Services, Inc.
                     11601 Roosevelt Boulevard, N.
                     St. Petersburg, Florida 33716
                     Attn: Howard Franzblau

                     With a copy to:

                     Equifax Payment Services, Inc.
                     Legal Department
                     11601 Roosevelt Blvd., N.
                     St. Petersburg, FL  33716
                     Attention: Stephen Koch, Esq.

                     With a copy to:

                     Hunton & Williams
                     NationsBank Plaza - Suite 4100
                     600 Peachtree Street, N.E.
                     Atlanta, Georgia 30308
                     Attention:  J. William Gibson, Esq.

  12.1.3 If delivered personally or by overnight courier, the date on which a notice, request, instruction or document is delivered shall be the date on which shall delivery is made and, if delivered by mail, the date on which such notice, request, instruction or document is received shall be deemed to be the third business day following the date of mailing.

  12.1.4 Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 12.1.

  12.2  Brokers.  The Purchaser, on the one hand, and the Stockholders and the
        -------
Company, on the other, represent and warrant to each other that no broker or finder has acted for them or any entity controlling, controlled by or under common control with them in connection with this Agreement.

  12.3  Further Assurances.  At any time, and from time to time, after the
        ------------------
Closing Date, the Stockholders shall execute such additional instruments and take such actions as may be reasonably requested by the Purchaser to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

  12.4  Waiver.  Any failure on the part of any party hereto to comply with
        ------
any of its obligations, agreements or conditions hereunder may be waived by the party or parties to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be effective unless it is made in writing and delivered as provided in this Agreement.

  12.5  Expenses.  All expenses incurred by the parties hereto in connection
        --------
with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party or parties which has incurred the same, except that all expenses of the Company shall be borne solely by the Stockholders.

  12.6  Binding Effect.  This Agreement shall be binding upon and inure to the
        --------------
benefit of the parties hereto and their respective successors and assigns.

  12.7  Headings.  The section and other headings in this Agreement are
        --------
inserted solely as a matter of convenience and for reference, and are not and shall not be deemed to be a part of this Agreement.

  12.8  Entire Agreement.  This Agreement constitutes the entire agreement
        ----------------
between the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by both parties.

  12.9  Governing Law.  This Agreement  shall be governed by and construed in
        -------------
accordance with the laws of the State of Georgia.

  12.10  Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  12.11  Number and Gender.  Whenever the context requires, references in this
         -----------------
Agreement to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine and neuter.

  12.12  Exhibits Incorporated.  All Exhibits attached hereto are incorporated
         ---------------------
herein by reference.

  12.13 Confidentiality; Public Announcements.  The Company, each Stockholder
        -------------------------------------
and Purchaser agree that each will maintain the confidentiality of the terms and provisions of this Agreement and the information and materials marked as Confidential and delivered to them or made available for their inspection pursuant to this Agreement. In the event the Closing does not occur, the Company, each Stockholder and Purchaser will as soon as practicable return all material of or concerning the other party obtained from such other party then in their possession and hereby covenant to keep confidential any information concerning the other party and ascertained from their review for a period of two years commencing upon the termination of this Agreement. Notwithstanding the foregoing, the prohibitions and restrictions set forth in this Section 12.13 shall not apply to any information (a) in the public domain not as a result of the violation of Purchaser's, any Stockholder's or the Company's undertaking herein, (b) available to Purchaser, the Stockholders or the Company on a non-confidential basis without regard to the disclosure by Purchaser, the Stockholders or the Company to the other party, (c) available to Purchaser, the Stockholders or the Company from a source other than the other party (provided that such source in so acting is not violating any duty or agreement of confidentiality), or (d) required to be disclosed by any law, rule or regulation.

  No party hereto shall, without the approval of the other parties hereto, make any press release or other public announcement concerning the transactions contemplated by this Agreement prior to Closing unless such party determines in good faith, based on the advice of legal counsel, that such disclosure is required by law or is mutually agreed by the parties, in which case that party will consult with the other prior to making such disclosure.

  IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                           THE PURCHASER:

                           EQUIFAX PAYMENT SERVICES, INC.

                           By:/s/ Lee A. Kennedy
                              -------------------------------------------
                              Name:    Lee A. Kennedy
                              Title:   Executive Vice President and Group
                                       Executive


                           EQUIFAX INC.


                           By:/s/ David A. Post
                              -------------------------------------------
                              Name:    David A. Post
                              Title:   Corporate Vice President and Chief
                                       Financial Officer



                           THE STOCKHOLDERS:


                           /s/ David L. Peterson
                           ----------------------------------------------
                           David L. Peterson



                           B.G. WETHERINGTON FARMS, L.P.



                           By:/s/ Bobby G. Wetherington
                              -------------------------------------------
                              Name:  Bobby G. Wetherington
                              Title:  General Partner

                           B. WETHERINGTON:


                           /s/ Bobby G. Wetherington
                           ----------------------------------------------
                           Bobby G. Wetherington


                           THE COMPANY:

                           GOLDLEAF TECHNOLOGIES, INC.


                           By:/s/ David L. Peterson
                             ---------------------------------------------
                             Name:  David L. Peterson
                             Title:  President

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                                 LIST OF EXHIBITS

EXHIBITS
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1(a)            Canned Software

1(b)            Licensed Software

1(c)            Proprietary Software

2.2.1           Stockholders Respective Shares of Equifax Common Stock

2.3             Exceptions to Conduct of the Business of the Company

2.8(a)          Release

2.8(b)          Exceptions to Release

2.8(c)          Former Stockholders

2.10            Registration Rights Agreement

2.11            Investment Letter

3.1             Organization and Standing

3.2(a)          Articles of Incorporation of the Company

3.2(b)          Bylaws of the Company

3.3(a)          Capitalization of Company

3.5.1           Financial Statements

3.5.2           Additional Liabilities of the Company

3.6             List of Additional Taxes, Interest, Penalties, etc.

3.7             List of Assets and Leases

3.7.5(ii)       List of Instruments, Documents and Agreements creating
                Securities for Accounts Receivable

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3.8             List of Violations of Terms of Agreements

3.9             List of Changes

3.10            List of Litigation

3.11            List of License and Permit Problems

3.12            List of Contracts

3.13            Computer Software Matters

3.14            List of Trademarks, Trade Names, Service Marks,
                Service Names, etc.

3.16            ERISA Matters

3.19            Schedule of Claims History

3.21            Transaction and Affiliates

4.2             Liens on Purchased Stock

4.4             List of Stockholder Litigation

6.3             Form of Covenant Not to Compete

6.4             Form of Peterson Employment Agreement

6.7             Form of Escrow Agreement

7.4             Opinion of Counsel for the Stockholders and the Company

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